UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Resource America, Inc. (the “Borrower”) entered into a new 5-Year $75.0 million loan and security agreement dated as of May 24, 2007 (the “Loan Agreement”), by and among the Borrower and Commerce Bank, N.A., as a lender, as an issuing bank and as agent for the other co-lenders (the “Lender”).

        We describe the Loan Agreement in Item 2.03.  A copy of the Loan Agreement is provided as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Loan Agreement, the Borrower terminated the existing $25.0 million revolving credit facility with the Lender.  There were no outstanding borrowings under the existing facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 24, 2007, the Borrower entered into a Loan Agreement for a $75.0 million revolving credit facility, replacing an existing $25.0 million facility.  The revolving credit facility matures on May 23, 2012.  Up to $7.5 million of the borrowings under the facility may be in the form of standby letters of credit.  Borrowings under the facility are secured by a first priority security interest in certain assets of the Borrower and certain subsidiary guarantors, including (i) the present and future fees and investment income earned in connection with the management of, and investments in, sponsored collateral debt obligation offerings, (ii) a pledge of 153,758 shares of The Bancorp, Inc. stock by the Borrower, and (iii) the pledge of an aggregate of 1,224,036 shares of Resource Capital Corp. by two of the Borrower’s subsidiaries.  Availability under the facility is limited to the lesser value of (a) 75% of the net present value of future management fees to be earned plus 70% of the market value of the listed stock pledged or (b) $75.0 million.  The borrowing base availability as of May 24, 2007 was limited to $50.0 million.

Borrowings under the facility bear interest at one of the following two rates, at the election of the Borrower:
•	the base rate, defined as the prime rate of interest as published in the Wall Street Journal, plus 1%; or
•	the adjusted London Interbank Offered Rate, or LIBOR, plus 2.25%.

Additionally, the Borrower will be required to pay a fee for the unused portion of the facility of 25 basis points per annum, payable quarterly in arrears.

       The Loan Agreement contains affirmative and negative covenants that restrict the Borrowers’ activities, including restrictions on debt by setting limits on ratios regarding debt to equity and debt service coverage in addition to setting minimum net worth levels.

Item 9.01 Financial Statements and Exhibits

       (d)  Exhibits

Exhibit No.	Description
10.1

Loan and Security Agreement dated May 24, 2007 by and among Resource America, Inc., Commerce Bank, N.A. as Agent, Commerce Bank, N.A. as issuing bank, and each of the financial institutions identified as lenders on Schedule A to the Loan and Security Agreement.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: May 31, 2007	/s/ Steven J. Kessler Steven J. Kessler Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
10.1

Loan and Security Agreement dated May 24, 2007 by and among Resource America, Inc., Commerce Bank, N.A. as Agent, Commerce Bank, N.A. as issuing bank, and each of the financial institutions identified as lenders on Schedule A to the Loan and Security Agreement.